UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)

December 15, 2016

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

275 Kennedy Drive
South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive	(Registrant’s telephone number,	(Zip Code)
offices)	including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2016, the Board of Directors of Merchants Bancshares, Inc. (the “Company”) appointed Richard Donovan as interim Principal Accounting Officer, interim Principal Financial Officer and interim Treasurer of the Company, effective immediately.  Mr. Donovan, 51, joined the Company as its Interim Controller in  September 2016.  Mr. Donovan has over 25 years of accounting experience, including 12 years in public accounting as a practicing Certified Public Accountant.  From February 2007 to December 2014, Mr. Donovan was Vice President of Accounting and Human Resources at Wave Systems Corp.  Mr. Donovan is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and has no family relationships that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

On December 16, 2016, the Company and its wholly-owned subsidiary, Merchants Bank (the “Bank”), entered into an employment agreement (the “Employment Agreement”) with Mr. Donovan.  Pursuant to the Employment Agreement, Mr. Donovan will receive an annual salary of $225,000.  The Employment Agreement will automatically terminate on the closing date (the “Closing Date”) of the merger contemplated by the Agreement and Plan of Merger, dated as of October 22, 2016, between Community Bank System, Inc. and the Company.  Should the merger fail to close and the merger process be terminated, the Employment Agreement will remain in effect.  Should Mr. Donovan’s employment be terminated without Cause (as defined in the Employment Agreement), he shall receive the base salary he otherwise would have received had he remained employed until the earliest of (1) the end of the 90 day period following his termination date, (2) the Closing Date, or (3) the date the Bank determines to be the end of the merger process.  The Bank will also pay Mr. Donovan all reimbursable expenses and all earned but unpaid vacation days accrued as of his termination date.  Should Mr. Donovan resign, the Bank will pay his compensation for the period prior to the effective date of his resignation as well as all reimbursable expenses and all earned but unpaid vacation days.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On December 21, 2016, the Company entered into letter agreements with Marie Thresher, Executive Vice President and Chief Operating Officer of the Bank, and certain other executives of the Bank. Pursuant to the terms of the letter agreements, the Company will accelerate the vesting of shares of restricted stock held by the executives on December 27, 2016, provided that if an executive’s employment with the Bank is terminated for any reason prior to the earlier of the date of the Closing Date or the original vesting date in the applicable restricted stock agreement between the executive and the Bank, the executive will pay the Company, in cash, the amount recognized by the executive in the merger with respect to the accelerated shares, less applicable employment and income taxes.  The foregoing description of the letter agreements is qualified in its entirety by reference to the full text of Ms. Thresher’s letter agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.                                       Financial Statements and Exhibits

(d)   Exhibits.

10.1	Employment Agreement by and among Merchants Bancshares, Inc., Merchants Bank and Richard Donovan, dated December 16, 2016

10.2	Letter agreement by and between Merchants Bancshares, Inc. and Marie Thresher, dated December 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Geoffrey Hesslink
Title: President and Chief Executive Officer

Date: December 21, 2016

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Employment Agreement by and among Merchants Bancshares, Inc., Merchants Bank and Richard Donovan, dated December 16, 2016

10.2	Letter Agreement by and between Merchants Bancshares, Inc. and Marie Thresher, dated December 21, 2016